Exhibit 9.1

1861 International Drive
Suite 400
McLean, Virginia 22102

T +1 703 336 6400
F +1 703 336 6401

www.rsmus.com

August 19, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Rise Companies Corp.’s statements included under Item 4(a) of its Form 1-U dated August 16, 2021 and we agree with such statements concerning our firm.

/s/ RSM US LLP